                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A




                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 12, 1997



                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)





0-21485                                                                                   38-3306717
-------                                                                                   ----------
(Commission File Number)                                            (IRS Employer Identification No.)

4000 TOWN CENTER, SUITE 1100, SOUTHFIELD, MICHIGAN                                             48075
--------------------------------------------------                                         ----------
(Address of Principal Executive Offices)                                                   (Zip Code)



                                 (248) 386-8300
              (Registrant's Telephone Number, Including Area Code)




                                      NONE
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     On March 27, 1997, the Company filed a Current Report on Form 8-K with respect to the acquisition by the Company's wholly-owned subsidiary, Superior Consultant Company, Inc., of all of the outstanding securities of The Kaufman Group, Inc., a healthcare consulting corporation organized under the laws of California. Such Current Report indicated that the required financial statements and pro forma financial information would be filed within sixty (60) days of the due date of this Form 8-K.

     The financial statements and pro forma financial information are filed herewith as follows:

     (a) Financial statements of business acquired

     Financial statements of the business acquired as of and for the year ended December 31, 1996 are included herein.

     (b) Pro forma financial information

     Pro forma financial information for the year ended December 31, 1996 is included herein.




































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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SUPERIOR CONSULTANT HOLDINGS
                                    CORPORATION




Date: May 27, 1997                  By:  /s/James T. House
                                       ---------------------------------------
                                       James T. House, Chief Financial Officer
                                       (Signature)

       INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



                                                                            PAGE


Report of Independent Certified Public Accountants .........................   5

Balance Sheet ..............................................................   6

Statement of Operations and Retained Earnings ..............................   7

Statement of Cash Flows ....................................................   8

Notes to Financial Statements ..............................................   9

Pro Forma Unaudited Consolidated Condensed Statement of Operations
  for the Year Ended December 31, 1996 .....................................  13

Notes to Pro Forma Unaudited Consolidated Condensed Financial Information ..  14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








To the Board of Directors
The Kaufman Group

     We have audited the accompanying balance sheet of The Kaufman Group (a California corporation) as of December 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Kaufman Group as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                GRANT THORNTON LLP



Detroit, Michigan
May 13, 1997

                               THE KAUFMAN GROUP

                                 BALANCE SHEET

                               DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents .................................................  $  130,560
  Accounts receivable .......................................................     894,071
                                                                               ----------
             Total current assets ...........................................   1,024,631

PROPERTY AND EQUIPMENT, NET .................................................      43,121
                                                                               ----------
             Total Assets....................................................  $1,067,752
                                                                               ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Accounts payable ..........................................................  $   62,565
  Accrued liabilities .......................................................     172,995
  Deferred revenue ..........................................................      36,500
  Income taxes payable ......................................................      38,000
  Deferred income taxes .....................................................     235,000
                                                                               ----------

              Total Current Liabilities .....................................     545,060

COMMITMENT (NOTE 7) .........................................................           -

STOCKHOLDERS' EQUITY
  Common stock; authorized 100,000 shares of $1 par value;
  issued and outstanding, 1,000 shares ......................................       1,000
  Additional paid-in capital ................................................       5,024
  Retained earnings .........................................................     516,668
                                                                               ----------
            Total stockholders' equity.......................................     522,692
                                                                               ----------
            Total Liabilities and Stockholders' Equity.......................  $1,067,752
                                                                               ==========













    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                               THE KAUFMAN GROUP

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------



Revenues ....................................................................   $4,204,980

Costs and expenses
  Cost of services ..........................................................    1,182,625
  Selling, general and administrative expenses ..............................      555,234
  Executive compensation expense ............................................    2,712,445
                                                                                ----------
      Total costs and expenses...............................................    4,450,304
                                                                                ----------
      Loss from operations ..................................................     (245,324)

Other income, principally interest income ...................................       21,484
                                                                                ----------
       Loss before income taxes .............................................     (223,840)

Income tax benefit ..........................................................      (82,200)
                                                                                ----------
       Net loss .............................................................     (141,640)

Retained earnings - beginning of year .......................................      658,308
                                                                                ----------
Retained earnings - end of year..............................................   $  516,668
                                                                                ==========


















    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                               THE KAUFMAN GROUP

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------



Cash flows from operating activities
  Net loss ..........................................................................     $(141,640)
  Adjustments to reconcile net loss to net cash
    provided by operating activities
       Depreciation and amortization ................................................        20,767
       Deferred income tax credit ...................................................      (121,000)
       Changes in operating assets and liabilities:
          Accounts receivable .......................................................       270,530
          Other assets ..............................................................           800
          Accounts payable ..........................................................        45,214
          Accrued liabilities .......................................................         9,802
          Deferred revenue ..........................................................        36,500
          Income taxes payable ......................................................        38,000
                                                                                          ---------

            Net cash provided by operating activities ...............................       158,973

Cash flows used in investing activities:
  Purchases of property and equipment ...............................................       (36,247)
                                                                                          ---------

Net increase in cash and cash equivalents ...........................................       122,726
Cash and cash equivalents, beginning of period ......................................         7,834
                                                                                          ---------
Cash and cash equivalents, end of period.............................................     $ 130,560
                                                                                          =========























    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                               THE KAUFMAN GROUP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
--------------------------------------------------------------------------------


1.   NATURE OF OPERATIONS

     The Kaufman Group (the Company) provides management consulting for firms in the health care industry throughout the United States. Such consulting services include structuring medical groups, group practices operations improvement, practice valuations and practice acquisitions.

2.   SUMMARY OF ACCOUNTING POLICIES

     Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost. Expenditures for major renewals and improvements that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     Income Taxes

     Taxes are accounted for under the liability method pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Accounts Receivable

     The Company believes that all accounts receivable as of December 31, 1996 are fully collectible. Therefore, no allowance for doubtful accounts has been recorded.

     Revenue Recognition

     The Company recognizes revenues as services are performed for projects billed on a time and materials basis. On fixed-fee projects, the Company recognizes revenue using the percentage of completion basis. Deferred revenue represents billings and collections made in advance of services being performed.


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


                               THE KAUFMAN GROUP

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               DECEMBER 31, 1996
--------------------------------------------------------------------------------



3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:


                                                                                                RANGE
                                                                                                OF LIFE
                                                                                                -------

     Machinery and equipment ...............................................   $  83,693         3-10 years
     Furniture and fixtures ................................................      22,600         3-10 years
                                                                               ---------
                                                                                 106,293
               Less accumulated depreciation................................      63,172
                                                                               ---------
                                                                               $  43,121
                                                                               =========
4.   ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1996:

                   Payroll and withholding taxes ...........................   $   4,156
                   Profit sharing ..........................................      60,839
                   Bonuses .................................................     108,000
                                                                               ---------
                           Total accrued liabilities........................   $ 172,995
                                                                               =========


5.   INCOME TAXES

     The historical income tax benefit consists of the following for the year ended December 31, 1996:


      Current federal income taxes ................................    $  30,000
      Deferred federal income tax credit ..........................     (121,000)
      Current state income taxes ..................................        8,800
                                                                       ---------
                                                                       $ (82,200)
                                                                       =========

     The tax effects of temporary differences that give rise to the deferred tax liability at December 31, 1996 are as follows:


      Accrual basis of accounting for financial reporting,
        cash basis for tax reporting ..............................  $  232,000
      Depreciation ................................................       3,000
                                                                     ----------
                                                                     $  235,000
                                                                     ==========

                               THE KAUFMAN GROUP

                               DECEMBER 31, 1996
-------------------------------------------------------------------------------


6.   PROFIT-SHARING PLAN

     The Company has a profit-sharing plan which qualifies under Section 401(k) of the Internal Revenue Code. Eligible employees may contribute up to the maximum allowable under tax regulations. Company contributions are fully discretionary. Profit sharing expense was $57,000 for the year ended December 31, 1996.

7.   COMMITMENT

     The Company leases its office facilities under a lease agreement classified as an operating lease. Future minimum lease payments under such noncancelable operating lease as of December 31, 1996 follows:



                       Years ending December 31:
                             1997 ..............                   $63,000
                             1998 ..............                    53,000

                                                                   -------
                             Total future minimum lease payments  $116,000
                                                                  ========

     Rent expense amounted to approximately $63,000 for the year ended December 31, 1996, and has been included in selling, general and administrative expenses in the accompanying statement of operations.

8.   MAJOR CUSTOMER

     During the year ended December 31, 1996, the Company derived approximately 23% of its revenue from one customer. As of December 31, 1996, accounts receivable from this customer comprised approximately 13% of total accounts receivable.

9.   SUBSEQUENT EVENT

     Effective March 12, 1997, the Company was purchased by Superior Consultant Company, Inc. (a subsidiary of Superior Consultant Holdings Corporation) for $3.2 million in cash, $1.6 million of newly-issued common stock of Superior, and a maximum additional payment of $1.45 million payable in cash over a three-year period.

           SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

        PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


     On March 12, 1997 Superior Consultant Holdings Corporation (the Company), through its subsidiary, Superior Consultant Company, Inc. purchased all the common stock of The Kaufman Group for $3,227,000 in cash, $1,600,000 of the Company's newly-issued common stock, and a maximum additional payment of $1,450,000 payable in cash over a three-year period.

     The pro forma unaudited consolidated condensed financial statements for the year ended December 31, 1996 present the historical results of the Company combined with The Kaufman Group and the pro forma adjustments as if the purchase had been made at the beginning of the period presented. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's Form 10-K for the year ended December 31, 1996, and Form 10-Q for the quarter ended March 31, 1997. The pro forma results do not reflect any benefit from economies which might be achieved from combined operations. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have occurred if the acquisition had taken place on the basis presumed above, nor are they indicative of future combined operations.

































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


           SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------


                                                                            THE          PRO
                                                                          KAUFMAN       FORMA       PRO
                                                              SUPERIOR    GROUP      ADJUSTMENTS   FORMA
                                                              ------------------------------------------
Revenues ............................................         $35,925    $4,205      $    -       $40,130

Cost and expenses
  Cost of services ..................................          17,743     1,183           -        18,926
  Selling, general and administrative expenses ......          13,498       555         327 (a)    14,380
  Executive compensation expense ....................           4,579     2,712      (1,887)(b)     5,404
                                                              -------    ------      ------       -------
          Total costs and expenses ..................          35,820     4,450      (1,560)       38,710
                                                              -------    ------      ------       -------
          Earnings (loss) from operations ...........             105      (245)      1,560         1,420

Interest expense ....................................              47         -           -            47
Other (income), principally interest income .........            (406)      (21)          -          (427)
                                                              -------    ------      ------       -------
          Earnings (loss) before income taxes .......             464      (224)      1,560         1,800
Income taxes (benefit) ..............................             886       (82)        609 (c)     1,413
                                                              -------    ------      ------       -------
          Net earnings (loss) .......................         $  (422)   $ (142)     $  951       $   387
                                                              =======    ======      ======       =======
Pro forma earnings data
  Earnings (loss) before income taxes, as reported ..         $   464    $ (224)     $1,560       $ 1,800
  Adjustment for executive compensation expense .....           3,519         -           -         3,519
                                                              -------    ------      ------       -------
  Pro forma earnings (loss) before income taxes .....           3,983      (224)      1,560         5,319

  Pro forma income tax expense ......................           1,568         -         609         2,177
                                                              -------    ------      ------       -------
  Pro forma net earnings (loss) .....................         $ 2,415    $ (224)     $  951       $ 3,142
                                                              =======    ======      ======       =======
  Pro forma net earnings per share ..................         $  0.44                             $  0.57
                                                              =======                             =======
  Pro forma weighted average number of common
  and common equivalent shares outstanding ..........           5,455                               5,530
                                                              =======                             =======










           See notes to pro forma consolidated condensed statement.

           SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

   NOTES TO PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------


     The accompanying pro forma unaudited consolidated condensed statement of operations presents the results of operations of Superior Consultant Holdings Corporation and Subsidiaries (Superior) giving effect to the acquisition on March 12, 1997 of the stock of The Kaufman Group. The purchase price was $3,227,000 in cash paid at closing, and $1,600,000 of Superior's newly-issued common stock issued at closing. There is also a contingent maximum additional payment of $1,450,000 payable in cash over a three-year period.

Pro forma adjustments are as follows:

(a) Adjust depreciation and goodwill amortization based on the cost of the business acquired and the excess of the purchase price over the fair value of the net assets acquired, using an amortization period of fifteen years.

(b) Elimination of executive compensation expense in excess of the maximum amount that would have been paid had the compensation-limiting agreements for two executives of the acquired company, which became effective concurrent with the purchase of The Kaufman Group, been effective throughout the year.

(c) Adjustment to reflect tax expense of the combined operations after giving effect to the above adjustments.

Pro forma weighted average number of common and common equivalent shares outstanding include 74,590 shares issued in satisfaction of the purchase price.























                                       14